As filed with the Securities and Exchange Commission on February 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside Plaza, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

The Boeing Company Voluntary Investment Plan

(Full title of the plans)

Grant M. Dixton

Senior Vice President, General Counsel and Corporate Secretary

The Boeing Company

100 N. Riverside Plaza

Chicago, IL 60606-1596

Telephone: (312) 544-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, par value $5.00 per share	30,000,000	$195.12	$5,853,600,000.00	$638,628.00

(1)

Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The price per share is based on the average of the high and low sales price for the registrant’s common stock as reported on the New York Stock Exchange on February 1, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 30,000,000 shares of the common stock, par value $5.00 per share (“Common Stock”), of The Boeing Company (the “Company”) that may be offered and sold under The Boeing Company Voluntary Investment Plan (the “Plan”).

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the Company’s previously filed (i) Registration Statement on Form S-8 (Registration No. 333-107677) filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2003, (ii) Registration Statement on Form S-8 (Registration No. 333-140837) filed with the Commission on February 22, 2007 and (iii) Registration Statement on Form S-8 (Registration No. 333-163637) filed with the Commission on December 10, 2009, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by The Boeing Company (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 1, 2021;

(b)	Current Reports on Form 8-K filed with the Commission on January 7, 2021 and January 15, 2021;

(c)

The description of the Company’s common stock contained in its Current Report on Form 8-K filed with the Commission on April 30, 2014, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The opinion of counsel as to the legality of the securities that may be issued under the Plan is given by Grant M. Dixton, Senior Vice President, General Counsel and Corporate Secretary for the Company. Mr. Dixton is employed by the Company, owns shares of the Company’s Common Stock and is eligible to participate in the Plan.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of The Boeing Company, dated May 5, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated May 1, 2006 (File No. 001-00442))

3.2	By-Laws of The Boeing Company, as amended and restated effective March 19, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-00442) dated March 16, 2020)

5.1*	Opinion of Counsel

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Counsel (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Filed herewith

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of February, 2021.

The Boeing Company

By:	/s/ Gregory D. Smith
	Name:	Gregory D. Smith
	Title:	Executive Vice President, Enterprise Operations and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2021.

Signature	Title

/s/ David L. Calhoun David L. Calhoun	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory D. Smith Gregory D. Smith	Executive Vice President, Enterprise Operations and Chief Financial Officer (Principal Financial Officer)

/s/ Robert E. Verbeck Robert E. Verbeck	Senior Vice President and Controller (Principal Accounting Officer)

* Lawrence W. Kellner	Chairman of the Board

* Robert A. Bradway	Director

* Arthur D. Collins, Jr.	Director

* Lynne M. Doughtie	Director

* Edmund P. Giambastiani Jr.	Director

* Lynn J. Good	Director

* Akhil Johri	Director

* Steven M. Mollenkopf	Director

* John M. Richardson	Director

* Susan C. Schwab	Director

* Ronald A. Williams	Director

*

The undersigned by signing his name hereto, signs and executes this Registration Statement pursuant to the Power of Attorney executed by the above named signatories and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto.

/s/ Gregory D. Smith
Gregory D. Smith

Date: February 5, 2021